EXHIBIT 4.1(a)

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 METRO-TEL CORP.


         FIRST:   The name of this corporation is:

                                 METRO-TEL CORP.

         SECOND: The location of its principal office in the State of Delaware is 129 South State Street, in the City of Dover, County of Kent. The name of the resident agent therein and in charge thereof is the Registrar and Transfer Company, 129 South State Street, Dover, Kent County, Delaware.

         THIRD: The objects and purposes for which and for any of which this corporation is formed are to do any and all of the things herein set forth to the same extent as natural persons might or could do, viz:

         1. As principal, agent,factor or otherwise, at wholesale, retail, on commission or otherwise to manufacture, assemble, import, purchase, or otherwise acquire, to hold, own, mortgage, distribute, export, sell, assign on commission and transfer or otherwise dispose of, to invest in, trade, experiment with, conduct research with respect to, design, develop, process, and generally deal in and with electronic, electrical, and communications products, systems, circuits and processes, devices and equipment of every kind, class and description, including the appliances, accessories, equipment, supplies and appurtenances necessary therefor or incidental thereto; in general, but without limitation, to engage in the electronic, electrical and communications businesses in all their varied branches.


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         2. To manufacture,  purchase, lease or otherwise acquire, to hold, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, to invest, trade, import, export, deal in and deal with real and personal property of every class and description and in particular, goods, wares, merchandise, lands,
properties,   easements,   buildings,   business   concerns   and   undertaking,
concessions, produce, and any interest in real or personal property, and any claims against such property or against any person or corporation, and to carry on any business concern, or undertaking so acquired.

         3. To purchase, receive, hold and own and dispose of bonds, mortgages, debentures, notes shares of capital stock and other securities, obligations, contracts and evidences of indebtedness of any company, corporation or association, or of any government, state, municipality or body politic; to receive, collect and dispose of interest, dividends, and income upon, of and from any of the bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property held or owned by it, and to exercise in respect of all such bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property, any and all the rights, powers and privileges of individual ownership thereof, including the right to vote thereon.

         4. To acquire the good will, rights and property, and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, and to pay for the same in cash, stock or bonds of this corporation or otherwise.

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         5. To acquire,  hold,  use,  sell,  assign,  lease,  grant  licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patents, patent rights, licenses and privileges, inventions, improvements and processes, trade marks and trade names and copyrights relating to or useful in connection with any business of this corporation.

         6. To enter into, make, perform and carry out contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm, association or corporation.

         7.  To  draw,  make,  accept,  endorse,  discount,  execute  and  issue
promissory  notes,   bills  of  exchange,   warrants  and  other  negotiable  or
transferable instruments.

         8. To borrow money, issue bonds, debentures or obligations of this corporation from time to time, for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust or otherwise.

         9. To purchase, hold and reissue the shares of its capital stock; provided that this corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

         10. To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, to hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States and in any and all foreign countries, subject to the laws of such States, Districts, Territories, Colonies or Countries.

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         11. In  general,  to carry on the  foregoing  or any other  business in connection with the foregoing, either as principal, agent, factor or otherwise, at wholesale, retail, on commission or otherwise, whether manufacturing or otherwise, and to have and to exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to.

         12. The foregoing clauses shall be construed as objects and powers and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

         FOURTH: The total authorized capital stock of this corporation is Fifty Thousand Dollars ($50,000), divided into Five Hundred Thousand (500,000) shares of the par value of Ten Cents ($.10) each, all of which shall be known as Common Stock.

         The amount of capital with which this corporation will commence business is the sum of One Thousand Dollars ($1,000).

         FIFTH: The names and places of residence of each of the original incorporators are as follows:


M. P. Gorsuch                            Dover, Delaware
E. E. Boyles                             Dover, Delaware
M. R. Hall                               Dover, Delaware

         SIXTH:   This corporation is to have perpetual existence.

         SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

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         EIGHTH: No holder of any stock of this corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the corporation authorized herein or of any additional stock of any class to be issued by reason of any increase of the authorized capital stock of the corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any stock authorized herein or any such additional authorized issue of any stock or of securities convertible into stock may be issued and disposed of by the board of directors to such persons, firms, corporations or associations, and upon such terms and conditions as the board of directors may in their discretion determine, without offering any thereof on the same term or on any terms to the stockholders then of record or to any class of stockholders.

         NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         a) To make, alter, amend and rescind the by-laws of this corporation; to fix the amount to be reserved as working capital; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

         b) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of this corporation, other than the stock ledger, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right of inspecting any account or book or document of this

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corporation except as conferred by statue, or authorized by the directors, or by a resolution of the stockholders.

         c) If the by-laws so provide, to designate two or more of their number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the by-laws of this corporation, have and exercise any or all of the powers of the board of directors in the management of the business and affairs of this corporation, and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

         TENTH: This corporation may in its by-laws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by the statute.

         ELEVENTH: Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings either within or without the State of Delaware; and the corporation may have one or more offices in addition to the principal office in Delaware, and keep its books (subject to the provisions of the statutes) outside of the State of Delaware at such places as may be from time to time designated by the board.

         TWELFTH: No contract or other transaction between the corporation and any other firm or corporation shall be effected or invalidated by the fact that any one or more of the directors or officers of the corporation is or are interested in or is a member, director, officer or stockholder or are members, directors, officers or stockholders of, such other firm or corporation, and any director or directors, officer or officers, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of the corporation or in which the corporation is interested; and no contract, act or transaction of the corporation with any person, firm, corporation or association shall be affected or invalidated by

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the  fact  that any  director  or  directors,  or  officer  or  officers  of the corporation is a party or are parties to or interested in such contract, act or transaction, or in any way connected with such person, firm, corporation or association, and each and every person, who may become a director or officer of the corporation is hereby relieved, as far as is legally permissible, from any
disability  which  might  otherwise   prevent  him  from  contracting  with  the
corporation for the benefit of himself, or of any firm, corporation or association in which he may in any way be interested.

         THIRTEENTH: The corporation shall have power to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

         FOURTEENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or

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stockholder  thereof or on the application of any Receiver or Receivers  appoint for this corporation under the provisions of Section 291 of the Revised Code of 1953 of said State, or on the application of trustee in dissolution or of any Receiver or Receivers appointed for this corporation under the provisions of
Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         FIFTEENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the original incorporators hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware do make

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and file this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seal this 12th day of June, A.D., 1963.


                                       /s/      M.P. Gorsuch
                                       -----------------------------
                                                M.P. Gorsuch


                                       /s/      E.E. Boyles
                                       -----------------------------
                                                E.E. Boyles


                                       /s/      M.R. Hall
                                       -----------------------------
                                                M.R. Hall


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STATE OF DELAWARE                   )
                                    ) SS:
COUNTY OF DELAWARE                  )


         BE IT REMEMBERED, that on this 12th day of June, A.D., 1963, personally came before me, Emma V. Hall, a Notary Public for the State of Delaware, M.P. Gorsuch, E.E. Boyles and M. R. Hall, parties to the foregoing certificate of incorporation known to me personally to be such and severally acknowledged the said certificates to be the act and deed of the signers respectively and that the facts therein states are truly set forth. GIVEN under my hand and seal of office the day and year aforesaid.

                                        /s/  Emma V. Hall
                                        -------------------------------
                                             Emma V. Hall
                                             Notary Public



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